                                                              Exhibit 99.11

                                SECOND AMENDMENT

        SECOND AMENDMENT, dated as of May 9, 1997 (this "Amendment"), to the Fourth Amended and Restated Credit Agreement, dated as of October 22, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among OUTDOOR SYSTEMS, INC. (the "Company"). MEDIACOM, INC. (the "Canadian Borrower": together with the Company, the "Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"). CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian Administrative Agent, and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as US Administrative Agent (in such capacity, the "US Administrative Agent": together with the Canadian Administrative Agent, the "Agents").

                              W I T N E S S E T H:
        WHEREAS, the Borrowers, the Lenders and the Agents are parties to the Credit Agreement; and

        WHEREAS, the Borrowers have requested that the Lenders and the Agents agree to amend certain provisions of the Credit Agreement, and the Lenders and the Agents are agreeable to such request upon the terms and subject to the conditions set forth herein:

        NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for the valuable consideration the receipt of which is hereby acknowledged, the Borrowers, the Lenders and the Agents hereby agree as follows:

        1. Definitions. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

        2. Amendment to Definition. The definition of "Permitted Acquisitions" is hereby amended by deleting the amount "$250,000,000" that appears therein and replacing it with the amount "$375,000,000".

        3. Pro Forma Adjustments. In accordance with the provisions of the second provisos to the definitions of "Senior Leverage Ratio" and "Total Leverage Ratio" the Lenders hereby consent and agree to the pro forma adjustments described in Schedule I hereto.

        4. Amendment of Subsection 8.2(f). Subsection 8.2(f) of the Credit Agreement is hereby amended to read in its entirety as follows:

        "(f) Subordinated Indebtedness, provided that (i) any additional Senior Subordinated Notes issued after March 6, 1997 shall be issued prior to July 31, 1997 and (ii) prior to the issuance of any such additional Senior Subordinated Notes, the

        Company shall have demonstrated, by written certificate delivered to the US Administrative Agent, compliance with the financial covenants set forth in subsection 8.1 determined on a projected pro forma basis, after giving effect to such issuance and the application of the proceeds thereof, for the period of four consecutive fiscal quarters of the Company most recently completed prior to the date of such issuance for which financial statements are available for the purposes hereof, as if such issuance and application of proceeds had occurred on the first day of such four-quarter test period; and"

        5. Consent to Commitment Increase. (a) The Lenders hereby consent to the increase of the US Revolving Credit Commitments after March 12, 1997 by up to US$275,000,000 in the aggregate by one or more (but not necessarily all) of the Lenders having US Revolving Credit Commitments, provided that (i) in the event of any such increase, each Lender having a US Revolving Credit Commitment that is increased thereby shall have agreed to such increase of its US Revolving Credit Commitment and (ii) the aggregate amount of all such increases shall be limited to US$275,000,000 less the amount (the "Sub Debt Reduction Amount") by which the aggregate principal amount of additional Subordinated Indebtedness issued after March 12, 1997 and on or prior to July 31, 1997 exceeds US$200,000,000. In furtherance of the foregoing the Lenders hereby consent to the automatic amendment of Schedule 1.1A to the Credit Agreement to reflect any such increase in accordance with the foregoing or any decrease required by clause (c) below.

        (b) Any such increase in a US Revolving Credit Commitment (a "Commitment Increase") by any Lender (an "Increased Lender") shall have the following effect during the interim period from the date of the first such Commitment Increase to and including the date (the "Final Adjustment Date") that is the earlier of July 31, 1997 and the first date of issuance of additional Subordinated Indebtedness during the period from March 12, 1997 through July 31, 1997 (and any affected provisions of the Credit Agreement shall be deemed to be appropriately modified):

                (i) Borrowings. US Revolving Credit Loans made after such Commitment Increase shall be made first by the US Revolving Credit Lenders pro rata based on their US Revolving Credit Commitment Percentages in effect immediately prior to the first such Commitment Increase (the "Existing Commitment Percentages") until the Lenders other than any Increased Lender have no remaining availability under their US Revolving Credit Commitments, and thereafter such Loans shall be made by Increased Lenders (pro rata based upon their respective Commitment Increases) to the extent of remaining availability under their applicable Commitment Increases (such Loans made only by Increased Lenders, "New Commitment Loans").

                (ii) Repayments. Repayments of US Revolving Credit Loans shall be applied first to New Commitment Loans (pro rata if held by more than one Increased Lender) and then, pro rata based on the Existing Commitment Percentages, to the remaining

        US Revolving Credit Loans, provided that if any such payment is insufficient to pay all US Revolving Credit Loans then due and unpaid at the time of such payment, such payment shall be applied pro rata based on outstanding principal amounts in accordance with the third sentence of subsection 4.8(a) of the Credit Agreement.

                (iii) Interest and Fees. Interest shall be applied by the US Administrative Agent in a manner that reflects any differences in interest rate applicable to any non-pro rata borrowings or repayments made as described above, and payments of commitment fees in respect of the US Revolving Credit Commitments will be made ratably according to the Lenders' respective Available US Revolving Credit Commitments then in effect.

        (c) The Increased Commitments shall on the Final Adjustment Date automatically be reduced (pro rata, if held by more than one Increased Lender) by the Sub Debt Reduction Amount. On the Final Adjustment Date, after giving effect to any prepayments from the proceeds of any additional Subordinated Debt, if any, issued on such Date, the Borrower shall prepay all then outstanding US Revolving Credit Loans (subject to payment of breakage costs, if any, payable under subsection 4.12 of the Credit Agreement) and reborrow pro rata from all the Lenders having US Revolving Credit Commitments an amount equal to the lesser of (i) the aggregate amount of US Revolving Credit Loans outstanding immediately prior to such prepayment and (ii) the aggregate amount of the US Revolving Credit Commitments then in effect. Unless the Borrower shall have given the required notice for a borrowing of Eurodollar Loans in accordance with subsection 2.4 of the Credit Agreement, all Loans pursuant to such reborrowing shall be borrowed as ABR Loans. Such reborrowing, and all borrowings, prepayments, continuations and conversions of all US Revolving Credit Loans thereafter, shall be made pro rata according to the US Revolving Credit Commitments then in effect.

        (d) The provisions of this paragraph 5 shall supersede in their entirety the provisions of paragraph 3 of the Amendment, dated as of March 12, 1997, to the Credit Agreement.

        6. Application of Additional Subordinated Indebtedness. Notwithstanding any applicable provision of the Credit Agreement to the contrary, the proceeds of additional Subordinated Indebtedness issued after the date hereof as permitted by subsection 8.2(f) of the Credit Agreement shall be applied first, promptly after receipt thereof by the Company, to the repayment (without any commitment reduction) of US Revolving Credit Loans to the extent of the amount thereof outstanding on such date of repayment, with the remainder of such proceeds to be retained by the Company to be used for its general corporate purposes, including acquisitions permitted under the Credit Agreement.

        7. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that the US Administrative Agent shall have received counterparts of
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this Amendment, duly executed and delivered by a duly authorized officer of each of the Borrower, each Guarantor, the Agents and the Majority Lenders.

     8. Limited Amendment. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement (including, without limitation, the financial covenants set forth in subsection 8.1) or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

     9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                        OUTDOOR SYSTEMS, INC.

                                        by: /s/
                                           ----------------------------------
                                           Title: Chairman

                                        MEDIACOM, INC.

                                        By: /s/
                                           ----------------------------------
                                           Title: Chairman

                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE, NEW YORK AGENCY, as
                                        US Administrative Agent

                                        By:
                                           ----------------------------------
                                           Title:

                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE, as Canadian Administrative
                                        Agent and as a Lender

                                        By:
                                           ----------------------------------
                                           Title:

                                        CIBC INC., as a Lender

                                        By:
                                           ----------------------------------
                                           Title:

                                CANADIAN IMPERIAL BANK OF
                                COMMERCE, NEW YORK AGENCY, as a
                                Lender

                                By: /s/
                                    --------------------------------
                                    Title:
                                           Authorized Signatory

                                BANK OF AMERICA NATIONAL TRUST &
                                SAVINGS ASSOCIATION

                                By:
                                    ---------------------------------
                                    Title:


                                BANK OF AMERICA CANADA

                                By:
                                    ---------------------------------
                                    Title:


                                THE FIRST NATIONAL BANK OF BOSTON

                                By:
                                    ---------------------------------
                                    Title:


                                BANQUE PARIBAS

                                By:
                                    ---------------------------------
                                    Title:

                                By:
                                    ---------------------------------
                                    Title:


                                PARIBAS BANK OF CANADA

                                By:
                                    ---------------------------------
                                    Title:

                                        PARIBAS CAPITAL FUNDING LLC

                                        By: /s/
                                            ___________________________________
                                            Title:


                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA

                                        By: ___________________________________
                                            Title:


                                        THE BANK OF NOVA SCOTIA

                                        By: ___________________________________
                                            Title:

                                        By: ___________________________________
                                            Title:

                                        By: ___________________________________
                                            Title:


                                        BANK ONE, ARIZONA, NA

                                        By: ___________________________________
                                            Title:


                                        CORESTATES BANK N.A.

                                        By: ___________________________________
                                            Title:


                                        DRESDNER BANK CANADA

                                        By: ___________________________________
                                            Title:

                                        PARIBAS CAPITAL FUNDING LLC

                                        By:
                                            ___________________________________
                                            Title:


                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA

                                        By: /s/
                                            ___________________________________
                                            Title:


                                        THE BANK OF NOVA SCOTIA

                                        By: ___________________________________
                                            Title:

                                        By: ___________________________________
                                            Title:

                                        By: ___________________________________
                                            Title:


                                        BANK ONE, ARIZONA, NA

                                        By: ___________________________________
                                            Title:


                                        CORESTATES BANK N.A.

                                        By: ___________________________________
                                            Title:


                                        DRESDNER BANK CANADA

                                        By: ___________________________________
                                            Title:

                                DRESDNER BANK AG NEW YORK & GRAND
                                CAYMAN BRANCHES

                                By: /s/
                                   --------------------------------
                                   Title: Assistant Vice President

                                By: /s/
                                   ---------------------------------
                                   Title: Assistant Treasurer


                                FLEET NATIONAL BANK

                                By:
                                   ---------------------------------
                                   Title:


                                THE FUJI BANK LIMITED, LOS ANGELES
                                AGENCY

                                By:
                                   ---------------------------------
                                   Title:


                                GOLDMAN SACHS CREDIT PARTNERS, L.P.

                                By:
                                   ---------------------------------
                                   Title:


                                THE LONG TERM CREDIT BANK OF JAPAN,
                                LTD. LOS ANGELES AGENCY

                                By:
                                   ---------------------------------
                                   Title:


                                MELLON BANK, N.A.

                                By:
                                   ---------------------------------
                                   Title:


                                MELLON BANK CANADA

                                By:
                                   ---------------------------------
                                   Title:

                                                                           9
                                THE MITSUBISHI TRUST AND BANKING
                                CORPORATION, LOS ANGELES AGENCY

                                By: _____________________________________
                                    Title:


                                NORWEST BANK ARIZONA N.A.

                                By: /s/
                                    _____________________________________
                                    Title:


                                CAPTIVA FINANCE LTD.

                                By: _____________________________________
                                    Title:


                                MASSACHUSETTS MUTUAL LIFE
                                INSURANCE COMPANY

                                By: _____________________________________
                                    Title:


                                MERRILL LYNCH SENIOR FLOATING RATE
                                FUND, INC.

                                By: _____________________________________
                                    Title:



                                SENIOR HIGH INCOME PORTFOLIO, INC.

                                By: _____________________________________
                                    Title:

                                        ML CBO IV (CAYMAN) LTD.
                                        BY: PROTECTIVE ASSET MANAGEMENT,
                                        L.L.C. AS COLLATERAL MANAGER

                                        By: /s/
                                           -------------------------------------
                                           Title:      President
                                             Protective Asset Management, L.L.C.

                                        OCTAGON CREDIT INVESTORS LOAN
                                        PORTFOLIO (A UNIT OF THE CHASE
                                        MANHATTAN BANK)

                                        By:
                                           -------------------------------------
                                           Title:

                                        RESTRUCTURED OBLIGATIONS
                                        BACKED BY SENIOR ASSETS B.V.,
                                        AS ASSIGNEE
                                        BY ITS MANAGING DIRECTOR
                                        ABN TRUST COMPANY (NEDERLAND)

                                        By:
                                           -------------------------------------
                                           Title:


                                        PILGRIM AMERICA PRIME RATE TRUST

                                        By:
                                           -------------------------------------
                                           Title:



                                        PRIME INCOME TRUST

                                        By:
                                           -------------------------------------
                                           Title:



                                        THE TRAVELERS INSURANCE COMPANY

                                        By:
                                           -------------------------------------
                                           Title:

                                PUTNAM HIGH YIELD TRUST


                                By: /s/
                                    -------------------------------------
                                    Title: Vice President


                                CRESCENT/MACH I PARTNERS, L.P.
                                BY: TCW ASSET MANAGEMENT, ITS
                                INVESTMENT MANAGER


                                By:
                                    -------------------------------------
                                    Title:


                                INTEGON LIFE INSURANCE CORPORATION
                                BY: TCW ASSET MANAGEMENT COMPANY,
                                ITS ATTORNEY IN FACT


                                By:
                                    -------------------------------------
                                    Title:


                                OCCIDENTAL LIFE INSURANCE COMPANY
                                OF NORTH CAROLINA
                                BY: TCW ASSET MANAGEMENT COMPANY,
                                ITS ATTORNEY IN FACT


                                By:
                                    -------------------------------------
                                    Title:


                                CONTINENTAL CASUALTY COMPANY


                                By:
                                    -------------------------------------
                                    Title:



                                UNION BANK OF CALIFORNIA NA


                                By:
                                    -------------------------------------
                                    Title:

                                        VAN KAMPEN AMERICAN CAPITAL PRIME
                                        RATE INCOME TRUST

                                        By: /s/
                                           ------------------------------------
                                           Title: Sr. Vice Pres.-Portfolio Mgr.


                                        MERRILL LYNCH PRIME RATE PORTFOLIO
                                        BY: MERRILL LYNCH ASSET
                                        MANAGEMENT, L.P., AS INVESTMENT
                                        ADVISOR

                                        By:
                                           ------------------------------------
                                           Title:


                                        INDOSUEZ CAPITAL FUNDING II, LIMITED
                                        BY: INDOSUEZ CAPITAL, AS PORTFOLIO
                                        ADVISOR

                                        By:
                                           ------------------------------------
                                           Title: